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                                                                    EXHIBIT 10.1

                                        Date of Grant:
                                        Employee:
(INSITUFORM TECHNOLOGIES, INC. LOGO)    SSN:
                                        No. of Shares:
                                        Option Price:     $

2001 EMPLOYEE EQUITY INCENTIVE PLAN
INCENTIVE STOCK OPTION AGREEMENT

This option to purchase shares of Class A common stock, par value $0.01 per share (the "Common Stock"), of Insituform Technologies, Inc. ("Insituform") is granted to you pursuant to the 2001 Employee Equity Incentive Plan (the "Plan") and is subject to (i) the terms and conditions in the Plan and those set forth below; and (ii) your execution and delivery to Insituform of a Confidentiality, Work Product and Non-Competition Agreement (the "Non-Compete Agreement"), the good and valuable consideration for which shall be this option, and the receipt and sufficiency of which are hereby acknowledged. Any capitalized, but undefined, term used in this Incentive Stock Option Agreement shall have the meaning ascribed to it in the Plan. This option is intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code. If this option does not comply with the provisions of the Internal Revenue Code relating to incentive stock options, this option will become a non-qualified stock option. Your signature below constitutes your acceptance of this option and acknowledgement of your agreement to all the terms and conditions contained herein, including, but not limited to, the Non-Compete Agreement. You must return an executed copy of this Incentive Stock Option Agreement and the Non-Compete Agreement to the Director of Human Resources or such person's designee (the "Director of Human Resources") within 30 days of the date of grant or this Incentive Stock Option Agreement shall be void.

Accepted by Employee:                   INSITUFORM TECHNOLOGIES, INC.


-----------------------------------     ----------------------------------------
                                        Thomas S. Rooney, Jr., President and CEO


                              TERMS AND CONDITIONS

1. EXERCISABILITY. This option can be exercised only to the extent that the shares covered by this option have become exercisable according to the schedule below. Except as provided in paragraph 5 below, you must be employed by Insituform or a subsidiary of Insituform (the "Company") on the commencement date of the exercise period for the additional shares to become exercisable.

                                                     Cumulative Maximum
                                                     Number of Shares
                                                     That May Be
Commencement of Exercise Period                      Purchased
-------------------------------                      ------------------
Date of Grant...................................
1st Year Anniversary of Date of Grant ..........
2nd Year Anniversary of Date of Grant ..........
3rd Year Anniversary of Date of Grant ..........

2. EXERCISE IN WHOLE OR PART. To the extent this option has become exercisable, you may purchase on any business day prior to the termination of this option all or any part of the total shares which you are then entitled to purchase, less any shares previously purchased; however, no fractional shares may be purchased.

3. METHOD OF EXERCISE. You may exercise this option by delivering to the Director of Human Resources the purchase price for the shares to be purchased along with written notice of:

         o        Your name and social security number;

         o        The number of shares to be purchased; and

         o The address to which the stock certificate and notices are to be sent.

4. PAYMENT OF PURCHASE PRICE. The purchase price for the shares purchased pursuant to this option shall be payable at the time of purchase. The purchase price may be paid by certified check or cashier's check payable to Insituform, in Common Stock beneficially owned by you for at least 6 months or in any combination of check and such Common Stock; provided, however, that no portion of the purchase price may be paid in Common Stock if you are then subject to a "blackout period" with respect to such Common Stock. If payment is made in shares of such Common Stock, the sum of the check amount and the fair market value of such Common Stock must be at least equal to the purchase price. The fair market value of such Common Stock shall be the closing price per share of the Common Stock as generally reported by the Nasdaq Stock Market on the business day before the date of delivery of such Common Stock to the Director of Human Resources.

5. TERM OF OPTION. To the extent this option has become exercisable, it may be exercised by you at any time during the 7-year period beginning on the date of grant as long as you are an employee of the Company, subject to the special provisions below. To the extent this option remains unexercised at the end of such 7-year period, your right to purchase shares pursuant to this option will terminate. To the

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extent unexercised, this option will terminate before the end of such 7-year period as follows (in no event will any of the following extend this option beyond a 7-year term):

(a) If you retire from the Company after you attain age 55 ("retire" means voluntarily terminating your employment and not working more than 1,000 hours a year), this option will terminate 5 years after your retirement, except that, if you take any action constituting cause (as defined below) after your retirement, this option will terminate immediately; however, if you do not exercise this option within 90 days after your retirement, this option will become a non-qualified stock option;

(b) If the Company terminates your employment at any time other than for "cause" (as defined below) or disability (pursuant to the terms of any employee disability benefit plan maintained by the Company), or if you terminate your employment voluntarily, this option will terminate 60 days after such termination of employment;

(c) If your employment is terminated as a result of your disability (pursuant to the terms of any employee disability benefit plan maintained by the Company), this option will terminate 90 days after such termination of employment;

(d) If your employment is terminated by your death, this option will terminate 1 year following your death; and

(e) In the event of your death during a period in which this option remains exercisable in accordance with subparagraph (a), (b) or (c) above, this option will terminate 1 year following your death.

If this option is terminated in accordance with subparagraph (a) or (b) above, you may exercise this option prior to its termination only to the extent it has become exercisable prior to the date your employment terminated. If this option is terminated in accordance with subparagraph (c) or (d) above, this option will be exercisable in full prior to its termination. If this option is terminated in accordance with subparagraph (e) above, this option will be exercisable prior to its termination to the same extent that it was exercisable by you prior to your death.

IF YOUR EMPLOYMENT IS TERMINATED OTHER THAN AS DESCRIBED IN SUBPARAGRAPH (a),
(b), (c) OR (d) ABOVE, YOUR RIGHT TO PURCHASE SHARES PURSUANT TO THIS OPTION WILL TERMINATE IMMEDIATELY.

For purposes of this option, "cause" shall mean any of:

(i) breaching any employment, confidentiality, noncompete, nonsolicitation or other agreement with the Company, any written Company policy relating to compliance with laws (during employment) or any general undertaking or legal obligation to the Company;

(ii) causing, inducing, requesting or advising, or attempting to cause, induce, request or advise, any employee, representative, consultant or other similar person to terminate his/her relationship, or breach any agreement, with the Company;

(iii) causing, inducing, requesting or advising, or attempting to cause, induce, request or advise, any customer, supplier or other Company business contact to withdraw, curtail or cancel their business with the Company; or

(iv) failure or refusal to perform any stated duty or assignment, misconduct, disloyalty, violation of any Company policy or work rule, engaging in criminal conduct in connection with your employment, being indicted or charged with any crime constituting a felony or involving dishonesty or moral turpitude, violation of any term in this Incentive Stock Option Agreement, unsatisfactory job performance, or any other reason constituting cause within the meaning of Missouri common law.

6. CHANGE IN CONTROL. Notwithstanding the provisions of paragraph 5 above, all of the shares covered by this option shall become immediately exercisable upon a Change in Control.

For purposes of this Incentive Stock Option Agreement, a "Change in Control" shall mean:

(a) the acquisition by any "person" or "group" (as defined pursuant to Section 13(d) under the Securities Exchange Act of 1934) of "beneficial ownership" (as defined in Rule 13d-3 under said Act) of in excess of 30% of the combined voting power of the outstanding voting securities (the "Voting Securities") of Insituform entitled to vote generally in the election of directors; and/or

(b) the replacement of 50% or more of the members of Insituform's Board of Directors (excluding, for purposes of such calculation, the Chairman of the Board) over a 1-year period from the directors who constituted such Board at the beginning of such period, where such replacement shall not have been approved by a vote including at least a majority of the directors who were members of the Board at the beginning of such 1-year period or whose election as members of the Board was previously so approved; and/or

(c) consummation of a merger, statutory share exchange or consolidation involving Insituform or sale or other disposition of all or substantially all of the assets of Insituform, unless following such transaction: (i) all or substantially all of the individuals and entities who were the "beneficial owners" (as hereinabove defined), respectively, of the outstanding Voting Securities immediately prior to such transaction "beneficially owned," directly or indirectly, more than 30% of the combined voting power of the then outstanding Voting Securities of the corporation resulting from such transaction in substantially the same proportion as their ownership immediately prior to such transaction of the outstanding Voting Securities of Insituform, (ii) no "person" or "group" (as hereinabove defined) "beneficially owns," directly or indirectly, 30% or more of the combined voting

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power of the then outstanding Voting Securities of such corporation except to the extent that such ownership existed prior to such transaction and (iii) at least a majority of the members of the board of directors resulting from such transaction were members of Insituform's Board of Directors immediately prior to such transaction or were nominated by at least a majority of the members of Insituform's Board of Directors at the time of the execution of the initial agreement for such transaction, or by the action of Insituform's Board of Directors providing for such transaction; and/or

(d) approval by the stockholders of Insituform of a complete liquidation or dissolution of Insituform.

7. TAXES. The Plan Administrator may withhold delivery of certificates for purchased shares until you make satisfactory arrangements to pay any withholding, transfer or other taxes due as a result of your exercise of this option. You are responsible for all taxes applicable to any income realized upon the exercise of this option.

8. SECURITIES LAWS. This option shall not be exercisable if such exercise would violate any federal or state securities law. Insituform may take any appropriate action to achieve compliance with those laws in connection with any exercise of this option or your resale of the Common Stock.

9. TRANSFERABILITY. Unless the Plan Administrator agrees to amend this Incentive Stock Option Agreement to convert it into a Non-Qualified Stock Option Agreement and to the terms of the transfer, this option is not transferable other than by will or the laws of descent and distribution and is exercisable only by you or your guardian or legal representative. You may designate a beneficiary(ies) to exercise your rights under this option in the event of your death. Such designation must be on a form approved by the Director of Human Resources and will be effective upon receipt thereof by the Director of Human Resources while you are alive. Any designation form so delivered will revoke all prior designations.

10. ADJUSTMENTS. The Plan Administrator may make such adjustments in the option price and in the number or kind of shares of Common Stock covered by this option as may be required to prevent dilution or enlargement of your rights that would otherwise result from any stock split, stock dividend, reorganization, recapitalization, sale, consolidation, issuance of stock rights or warrants or any similar event.

11. INTERPRETATIONS BINDING. Plan Administrator interpretations and determinations are binding and conclusive.

12. NO OWNERSHIP INTERESTS. You will not, by reason of holding this option, have any right to vote or to receive dividends or other distributions, or have any other rights of a stockholder, with respect to the shares of Common Stock covered by this option.

13. NO RIGHT TO CONTINUE AS AN EMPLOYEE; NO RIGHT TO FURTHER OPTION GRANTS. This option does not give you any right to continue as an employee of the Company for any period of time or at any rate of compensation, nor does it interfere with the Company's right to determine the terms of your employment. An option grant is within the discretion of the Plan Administrator, and does not entitle you to any further option grants.

14. TERMINATION FOR CAUSE. If your employment is terminated for cause (as defined above), or if you engage in any activity constituting cause (as defined above) during the 2-year period following termination of employment, in addition to any other legal or equitable remedies, all of which are expressly reserved:
(i) Insituform shall have the right to purchase from you any and all Common Stock acquired pursuant to this option after the date 2 years prior to your termination and then owned by you for a purchase price per share equal to the option price set forth above, and (ii) you shall be required to pay to Insituform, upon demand, an amount equal to the profit you realized on the sale of any Common Stock acquired pursuant to this option after the date 2 years prior to your termination and sold by you at any time (such profit per share being equal to the excess, if any, of the sale price per share over the option price set forth above).

15. NOTICE OF SALE; NOTICES. If you sell or otherwise dispose of any shares of Common Stock subject to this option on or before (i) 2 years from the date of the grant of this option, or (ii) 1 year from the date you received such shares of Common Stock pursuant to the exercise of this option, you will promptly (I) give notice thereof to the Director of Human Resources, with full details and such other information as may reasonably be requested and (II) upon request, pay to Insituform the amount of any taxes which Insituform may be required to withhold. Notices to Insituform or the Director of Human Resources shall be sent to Insituform's Corporate Headquarters, Attn: "Director of Human Resources."